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                                   EXHIBIT 21
                           SUBSIDIARIES OF THE COMPANY

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
Name:                               Jurisdiction of Formation       Doing Business As:
-----                               -------------------------       ------------------

Panavision International, L.P.      Delaware                        Panavision;
                                                                    Panavision Florida;
                                                                    Panavision Hollywood;
                                                                    Panavision Wilmington
Keepco I, Inc.                      Delaware

Keepco II, Inc.                     Delaware

Panavision Europe Limited           United Kingdom                  Panavision U.K.;
                                                                    Panavision Ireland;
                                                                    Panavision France
                                                                    Lee Filters
Panavision Canada Holdings, Inc.    Ontario, Canada

Lee Filters Limited                 United Kingdom

Camera Bellows Limited              United Kingdom

Colortran Limited                   United Kingdom

Joe Dunton Cameras Limited          United Kingdom

Lee Lighting Ltd                    United Kingdom                  Lee Lighting

Panavision (Canada) Corporation     Ontario, Canada                 Panavision Canada

Pana Truck Leasing Corporation      Ontario, Canada

Panavision Italia S.R.L.            Italy


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